Exhibit 99.1

Diodes Incorporated Reports Third Quarter 2013 Financial Results

Achieves Record Revenue with Continued Margin Improvement

Plano, Texas – November 12, 2013 – Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets, today reported its financial results for the third quarter ended September 30, 2013.

Third Quarter Highlights

•	Revenue was $224.5 million, an increase of 4.7 percent from the $214.4 million in the second quarter 2013, and an increase of 34.7 percent from the $166.6 million in the third quarter 2012;

•	Gross profit was $69.6 million, compared to $61.3 million in the second quarter of 2013, that included a $3.7 million inventory valuation adjustment related to the BCD acquisition, and $43.6 million in the third quarter of 2012;

•	Gross profit margin was 31.0 percent, compared to 28.6 percent in the second quarter of 2013 and 26.2 percent in the third quarter of 2012;

•	GAAP net income was $13.6 million, or $0.28 per diluted share, compared to second quarter 2013 of $8.6 million, or $0.18 per diluted share, and third quarter 2012 of $8.6 million, or $0.18 per diluted share;

•	Non-GAAP adjusted net income was $15.8 million, or $0.33 per diluted share, compared to $15.5 million, or $0.33 per diluted share, in second quarter 2013 and $9.5 million, or $0.20 per diluted share, in third quarter 2012;

•	Excluding $2.3 million, net of tax, share-based compensation expense, GAAP and non-GAAP adjusted net income would have increased by $0.05 per diluted share; and

•	Achieved $16.7 million cash flow from operations and $9.6 million of free cash flow. Net cash flow was $(9.3) million, primarily due to the $22 million purchase of short-term investments and a $7 million paydown of our revolver.

Commenting on the results, Dr. Keh-Shew Lu, President and Chief Executive Officer, stated, “Our third quarter was highlighted by the continued achievement of record quarterly revenue, increased market share gains, and solid operational performance across our business. Our past design win momentum and strength in the TV market and at certain major OEM customers were able to offset the continued weakness in the PC market. We also further improved our gross margin through our cost reduction efforts and improved BCD wafer fab loadings. Additionally, we reduced our operating expenses on a dollar basis, and as a percentage of revenue, demonstrating further progress towards achieving our target model of 20 percent of revenue.

“These achievements are even more notable when considering the weakness of the U.S. dollar relative to most of the currencies where we have operations, in particular the British Pound and the Euro. Our improved operational efficiencies and cost reductions were able to mostly offset this currency impact and allowed us to exceed our operational expectations for the quarter.

“As we look to the fourth quarter, it is shaping up to be weaker than our normal seasonality due to a broad based market weakness, especially the continued weakness in the PC market. However, we believe we are well positioned in the coming year to benefit from ongoing operational improvements as we leverage our broadened product portfolio and additional cost savings from transferring BCD products into our packaging facilities, and eventually off-loading our analog foundry wafer loadings into BCD’s wafer fabs.”

Third Quarter 2013

Revenue for the third quarter 2013 was $224.5 million, an increase of 4.7 percent over the $214.4 million in the second quarter 2013 and 34.7 percent from the $166.6 million in the third quarter 2012. Revenue was up sequentially primarily due to continued ramping of past design wins and strength at certain major OEM customers.

Gross profit for the third quarter 2013 was $69.6 million, or 31.0 percent of revenue, compared to the second quarter 2013 of $61.3 million, or 28.6 percent of revenue, which included a $3.7 million inventory valuation adjustment related to the BCD acquisition, and compared to the third quarter 2012 of $43.6 million, or 26.2 percent of revenue. Gross profit margin improved as a result of the Company’s cost reduction efforts and improved BCD wafer fab loadings.

Third quarter 2013 GAAP net income was $13.6 million, or $0.28 per diluted share, compared to second quarter 2013 GAAP net income of $8.6 million, or $0.18 per diluted share, and third quarter 2012 GAAP net income of $8.6 million, or $0.18 per diluted share.

Third quarter 2013 non-GAAP adjusted net income was $15.8 million, or $0.33 per diluted share, which excluded, net of tax, $1.5 million of non-cash amortization of intangible asset costs and $0.7 million of acquisition-related employee retention accruals. This compares to non-GAAP adjusted net income of $15.5 million, or $0.33 per diluted share, in the second quarter 2013 and $9.5 million, or $0.20 per diluted share, in the third quarter 2012.

The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended
September 30, 2013
GAAP net income	$13,619

GAAP diluted earnings per share	$0.28

Adjustments to reconcile net income to adjusted net income:
Retention costs	693
Amortization of acquisition related intangible assets	1,500

Non-GAAP adjusted net income	$15,812

Non-GAAP adjusted diluted earnings per share	$0.33

(See the reconciliation tables of net income to adjusted net income near the end of the release for further details.)

Included in third quarter 2013 GAAP and non-GAAP adjusted net income was approximately $2.3 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per diluted share, the same amount per diluted share by which share-based compensation affected GAAP and non-GAAP adjusted net income in the second quarter 2013 and the third quarter 2012.

EBITDA, which represents earnings before net interest expense, income tax, depreciation and amortization, for the third quarter 2013 was $36.7 million, compared to $30.2 million for the second quarter 2013 and $24.8 million for the third quarter 2012. For a reconciliation of GAAP net income to EBITDA (non-GAAP), see the table near the end of the release for further details.

As of September 30, 2013, the Company had approximately $204 million in cash and cash equivalents and approximately $22 million in short-term investments. Working capital was approximately $489 million.

Business Outlook

Dr. Lu concluded, “For the fourth quarter of 2013, we expect revenue to range between $205 million and $220 million, or down 2 to 9 percent sequentially. We expect gross margin to be 28.0 percent, plus or minus 2 percent. Operating expenses are expected to be approximately 22.7 percent, plus or minus 1 percent. We expect our income tax rate to range between 18 and 24 percent, and shares used to calculate EPS for the fourth quarter are anticipated to be approximately 48.2 million.”

Conference Call

Diodes will host a conference call on Tuesday, November 12, 2013 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its third quarter financial results. Investors and analysts may join the conference call by dialing 1-866-788-0544 and providing the confirmation code 30041226. International callers may join the teleconference by dialing 1-857-350-1682 and enter the same confirmation code at the prompt. A telephone replay of the call will be made available approximately two hours after the call and will remain available until Tuesday, November 19, 2013 at midnight Central Time. The replay number is 1-888-286-8010 with a pass code of 26611483. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors section of Diodes’ website at http://www.diodes.com. To listen to the live call, please go to the Investors section of Diodes’ website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for approximately 60 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors; power management devices, including LED drivers, AC-DC converters and controllers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. Diodes’ corporate headquarters, logistics center, and Americas’ sales office are located in Plano, Texas. Design, marketing, and engineering centers are located in Plano; San Jose, California; Taipei, Taiwan; Manchester, England; and Neuhaus, Germany. Diodes’ wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with four manufacturing facilities located in Shanghai, China, and two joint venture facilities located in Chengdu, China, as well as manufacturing facilities located in Neuhaus and Taipei. Additional engineering, sales, warehouse, and logistics offices are located in Fort Worth, Texas; Taipei; Hong Kong; Manchester; Shanghai; Shenzhen, China; Seongnam-si, South Korea; Suwon, South Korea; Tokyo, Japan; and Munich, Germany, with support offices throughout the world. For further information, including SEC filings, visit Diodes’ website at http://www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: we reduced our operating expenses on a dollar basis, and as a percentage of revenue, demonstrating further progress towards achieving our target model of 20 percent of revenue; as we look to the fourth quarter, it is shaping up to be weaker than our normal seasonality due to a broad based market weakness, especially the continued weakness in the PC market; however, we believe we are well positioned in the coming year to benefit from ongoing operational improvements as we leverage our broadened product portfolio and additional cost savings from transferring BCD products into our packaging facilities, and eventually off-loading our analog foundry wafer loadings into BCD’s wafer fabs; for the fourth quarter of 2013, we expect revenue to range between $205 million and $220 million, or down 2 to 9 percent sequentially; we expect gross margin to be 28.0 percent, plus or minus 2 percent; operating expenses are expected to be approximately 22.7 percent, plus or minus 1 percent; and we expect our income tax rate to range between 18 and 24 percent, and shares used to calculate EPS for the fourth quarter are anticipated to be approximately 48.2 million. Potential risks and uncertainties include, but are not limited to, such factors as: the risk that BCD’s business will not be integrated successfully into Diodes’; the risk that the expected benefits of the acquisition may not be realized; the risk that BCD’s standards, procedures and controls will not be brought into conformance within Diodes’ operations; difficulties coordinating Diodes’ and BCD’s new product and process development, hiring additional management and other critical personnel, and increasing the scope, geographic diversity and complexity of Diodes’ operations; difficulties in consolidating facilities and transferring processes and know-how; the diversion of our management’s attention from the management of our business; the risk that we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs and loadings in our manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages, higher tax rates and our joint venture prospects; the risk of unfavorable currency exchange rates; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

# # #

Company Contact:	Investor Relations Contact:

Diodes Incorporated	Shelton Group
Laura Mehrl	Leanne Sievers
Director of Investor Relations	EVP, Investor Relations
P: 972-987-3959	P: 949-224-3874
E: laura_mehrl@diodes.com	E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
NET SALES	$224,510	$166,617	$615,853	$470,519
COST OF GOODS SOLD	154,951	123,012	438,818	352,180

Gross profit	69,559	43,605	177,035	118,339
OPERATING EXPENSES
Selling, general and administrative	33,810	25,796	99,266	72,702
Research and development	13,611	9,084	35,836	24,466
Amortization of acquisition related intangible assets	1,871	1,203	6,075	3,401
Restructuring	—	—	1,535	—
Gain on sale of assets	5	—	47	(3,556)

Total operating expenses	49,297	36,083	142,759	97,013

Income from operations	20,262	7,522	34,276	21,326
OTHER INCOME (EXPENSES)
Interest income	576	234	979	584
Interest expense	(1,638)	(212)	(4,150)	(569)
Other	(1,706)	1,901	1,201	2,846

Total other income (expenses)	(2,768)	1,923	(1,970)	2,861
Income before income taxes and noncontrolling interest	17,494	9,445	32,306	24,187
INCOME TAX PROVISION	3,604	509	11,653	1,983

NET INCOME	13,890	8,936	20,653	22,204
Less: NET INCOME attributable to noncontrolling interest	(271)	(383)	(325)	(2,127)

NET INCOME attributable to common stockholders	$13,619	$8,553	$20,328	$20,077

EARNINGS PER SHARE attributable to common stockholders
Basic	$0.29	$0.19	$0.44	$0.44

Diluted	$0.28	$0.18	$0.43	$0.43

Number of shares used in computation
Basic	46,605	45,997	46,260	45,702

Diluted	48,023	46,995	47,584	46,901

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended September 30, 2013:

	Cost of		Other
	Goods	Operating	Income	Income Tax
	Sold	Expenses	(Expense)	Provision	Net Income
Per-GAAP					$13,619

Earnings per share (Per-GAAP)
Diluted					$0.28

Adjustments to reconcile net income to adjusted net income:
Retention costs	—	815	—	(122)	693
Amortization of acquisition related intangible assets	—	1,871	—	(371)	1,500

Adjusted (Non-GAAP)					$15,812

Diluted shares used in computing earnings per share					48,023

Adjusted earnings per share (Non-GAAP)
Diluted					$0.33

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.3 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.05 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended September 30, 2012:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Income
Per-GAAP				$8,553

Earnings per share (Per-GAAP)
Diluted				$0.18

Adjustments to reconcile net income to adjusted net income:
Amortization of acquisition related intangible assets	1,203	—	(301)	902

Adjusted (Non-GAAP)				$9,455

Diluted shares used in computing earnings per share				46,995

Adjusted earnings per share (Non-GAAP)
Diluted				$0.20

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.3 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.05 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the nine months ended September 30, 2013:

	Cost of		Other
	Goods	Operating	Income	Income Tax
	Sold	Expenses	(Expense)	Provision	Net Income
Per-GAAP					$20,328

Earnings per share (Per-GAAP)
Diluted					$0.43

Adjustments to reconcile net income to adjusted net income:
Inventory valuations	5,484	—		(823)	4,661
Acquisition costs		600		110	710
Retention costs		2,115		(317)	1,798
Restructuring costs		1,533		(406)	1,127
Amortization of acquisition related intangible assets		6,075		(1,285)	4,790
Tax expense related to tax audit		—		5,447	5,447

Adjusted (Non-GAAP)					$38,862

Diluted shares used in computing earnings per share					47,584

Adjusted earnings per share (Non-GAAP)
Diluted					$0.82

Note: Included in GAAP and non-GAAP adjusted net income was approximately $6.5 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.14 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the nine months ended September 30, 2012:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Income
Per-GAAP				$20,077

Earnings per share (Per-GAAP)
Diluted				$0.43

Adjustments to reconcile net income to adjusted net income:
Amortization of acquisition related intangible assets	2,198	—	(549)	1,649
Gain on sale of assets	(3,452)	—	735	(2,717)

Adjusted (Non-GAAP)				$19,009

Diluted shares used in computing earnings per share				46,901

Adjusted earnings per share (Non-GAAP)
Diluted				$0.41

Note: Included in GAAP and non-GAAP adjusted net income was approximately $6.9 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.15 per share.

ADJUSTED NET INCOME (Non-GAAP)

This measure consists of generally accepted accounting principles (“GAAP”) net income, which is then adjusted solely for the purpose of adjusting for inventory valuations, restructuring costs, acquisition costs, retention costs, amortization of acquisition related intangible assets, tax payments related to tax audit and gain on sale of assets, as discussed below. Excluding inventory valuations, restructuring costs, acquisition costs, retention costs, tax payments related to tax audit and gain on sale of assets provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition related intangible assets allows for comparison of the Company’s current and historic operating performance. The Company excludes the above listed items to evaluate the Company’s operating performance, to develop budgets, to determine incentive compensation awards and to manage cash expenditures. Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. For example, we do not adjust for any amounts attributable to noncontrolling interest. The Company recommends a review of net income on both a GAAP basis and non-GAAP basis be performed to get a comprehensive view of the Company’s results. The Company provides a reconciliation of GAAP net income to non-GAAP adjusted net income.

Detail of non-GAAP adjustments:

Inventory valuations – The Company excluded cost incurred for inventory valuations. The Company adjusted the inventory acquired from the BCD Semiconductor Manufacturing Limited (“BCD”) acquisition to account for the reasonable profit allowance for the selling effort on finished goods inventory and the reasonable profit allowance for the completing and selling effort on the work–in-progress inventory. This non-cash adjustment to inventory is not recurring in nature. The Company believes the exclusion of inventory valuations provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Restructuring costs – The Company has recorded restructuring charges to reduce its cost structure in order to enhance operating effectiveness and improve profitability. These restructuring activities related to our UK development team and the closure of our New York sales office. These restructuring charges are excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the restructuring charges provides investors an enhanced view of the cost structure of the Company’s operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Acquisition costs – The Company excluded costs associated with acquiring BCD, which consisted of advisory, legal and other professional and consulting fees. These costs were expensed in the first quarter of 2013 as that was when the costs were incurred and services were received of which, the corresponding tax adjustments were made for the non-deductible portions of these expenses. The Company believes the exclusion of the acquisition related costs provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Retention costs – The Company excluded costs accrued within operating expenses in regard to the $5 million employee retention plan in connection with the BCD acquisition. The retention payments are payable at the 12, 18 and 24 month anniversaries of the acquisition with the majority of the cost occurring in the second 12 months. Although these retention costs will be recurring every quarter until the final retention payment has been made, they are not part of the employees normal annual salaries and therefore being excluded. The Company believes the exclusion of retention costs provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Amortization of acquisition related intangible assets – The Company excluded the amortization of its acquisition related intangible assets including developed technologies and customer relationships. The fair value of the acquisition related intangible assets, which was allocated to the assets through purchase accounting, is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. The Company believes the exclusion of the amortization expense of acquisition related assets is appropriate as a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded the amortization expense as there is significant variability and unpredictability across other companies with respect to this expense.

Tax expense related to tax audit – The Company excluded additional tax expense in regard to a tax audit of the China tax authorities. The China government audited the Company’s High and New Technology Enterprise (“HNTE”) status for the years 2009 through 2011 and determined there was an underpayment for the tax year 2011. The Company has been approved for the HNTE status for 2012 through 2014. Given that 2011 is an isolated occurrence, the additional tax and any penalties and interest associated with the audit are being excluded. The Company believes the exclusion of tax expense related to tax audit provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Gain on sale of assets – The Company excluded the gain recorded for the sale of assets. During the second quarter 2012, the Company sold an intangible asset located in Europe and this gain was excluded from management’s assessment of the Company’s core operating performance as this long-lived asset was a non-core intellectual asset. The Company believes the exclusion of the gain on sale of assets provides investors an enhanced view of a gain the Company may incur from time to time and facilitates comparisons with results of other periods that may not reflect such gains.

Adjusted Earnings per Share (Non-GAAP) – This non-GAAP financial measure is the portion of the Company’s GAAP net income assigned to each share of stock, excluding inventory valuations, restructuring costs, acquisition costs, retention costs, amortization of acquisition related intangible assets, tax payments related to tax audit and gain on sale of assets, as discussed above. Excluding inventory valuations, restructuring costs, acquisition costs, retention costs, tax payments related to tax audit and gain on sale of assets provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition related intangible assets allows for comparison of the Company’s current and historic operating performance, as described in further detail above. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. For example, we do not adjust for any amounts attributable to noncontrolling interest. The Company recommends a review of diluted earnings per share on both a GAAP basis and non-GAAP basis be performed to obtain a comprehensive view of the Company’s results. Information on how these share calculations are made is included in the reconciliation tables provided.

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for the Third quarter of 2013 is a non-GAAP financial measure, which is calculated by taking cash flow from operations less capital expenditures. For the Third quarter of 2013, the amount was $9.6 million ($16.7 million less (-) ($7.1 million). FCF represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP and non-GAAP measures, in evaluating our operating performance compared to that of other companies in our industry. The calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. For example, our EBITDA takes into account all net interest expense, income tax provision, depreciation and amortization without taking into account any attributable to noncontrolling interest. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended
	September 30,
	2013	2012
Net income (per-GAAP)	$13,619	$8,553
Plus:
Interest expense, net	1,062	(22)
Income tax provision	3,604	509
Depreciation and amortization	18,459	15,758

EBITDA (Non-GAAP)	$36,744	$24,798

	Nine Months Ended
	September 30,
	2013	2012
Net income (per-GAAP)	$20,328	$20,077
Plus:
Interest expense, net	3,171	(15)
Income tax provision	11,653	1,983
Depreciation and amortization	54,894	47,121

EBITDA (Non-GAAP)	$90,046	$69,166

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

ASSETS

(in thousands)

	September 30,	December 31,
	2013	2012
	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$204,214	$157,121
Short-term investments	21,690	—
Accounts receivable, net	191,792	152,073
Inventories	194,320	153,293
Deferred income taxes, current	11,508	9,995
Prepaid expenses and other	48,741	18,928

Total current assets	672,265	491,410

PROPERTY, PLANT AND EQUIPMENT, net	328,802	243,296
DEFERRED INCOME TAXES, non current	32,234	36,819
OTHER ASSETS
Goodwill	89,330	87,359
Intangible assets, net	55,284	44,337
Other	24,205	16,842

Total assets	$1,202,120	$920,063

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

LIABILITIES AND EQUITY

(in thousands, except share data)

	September 30,	December 31,
	2013	2012
	(unaudited)
CURRENT LIABILITIES
Lines of credit	$5,499	$7,629
Accounts payable	106,622	64,072
Accrued liabilities	69,893	41,139
Income tax payable	1,322	678

Total current liabilities	183,336	113,518

LONG-TERM DEBT, net of current portion	202,115	44,131
OTHER LONG-TERM LIABILITIES	63,332	41,974

Total liabilities	448,783	199,623

COMMITMENTS AND CONTINGENCIES
EQUITY
Diodes Incorporated stockholders’ equity
Preferred stock - par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - par value $0.66 2/3 per share; 70,000,000 shares authorized; 46,639,997 and 46,010,815 issued and outstanding at September 30, 2013 and December 31, 2012, respectively	31,093	30,674
Additional paid-in capital	292,505	280,571
Retained earnings	420,124	399,796
Accumulated other comprehensive loss	(32,807)	(33,856)

Total Diodes Incorporated stockholders’ equity	710,915	677,185

Noncontrolling interest	42,422	43,255

Total equity	753,337	720,440
Total liabilities and equity	$1,202,120	$920,063